Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 19, 2021, in the Amendment No. 2 to the Registration Statement (Form S-1 No. 333-253303) and related Prospectus of Gain Therapeutics, Inc. for the registration of its common stock.

/s/ Ernst & Young AG

Lancy - Geneva, Switzerland

March 15, 2021